Exhibit 99.1

For immediate release
For Further Information:
David E. Bowe, President & CEO, Ascendant Solutions, Inc.
(972) 250-0903

Ascendant Solutions, Inc. Announces Election of New Director
~ Curt Nonomaque is named a Director ~

      Dallas (September 14, 2006) - Ascendant Solutions, Inc. (ASDS:OB) (the “Company”) today announced that it’s Board of Directors had elected Curt Nonomaque to fill the vacant Class A Board of Directors position, to serve in that capacity until the 2009 Annual Meeting of Stockholders. The Company’s Board of Directors has also elected Mr. Nonomaque to serve as a member of its Audit Committee and Chairman of the Compensation Committee.

Mr. Nonomaque is President and Chief Executive Officer of VHA Inc., a Dallas, Texas based, national health care provider alliance that offers supply chain management services and helps member networks work together to identify and implement best practices to improve operational and clinical performance. From 1986 until his election as President and Chief Executive Officer in May 2003 Mr. Nonomaque held various positions at VHA, Inc. including Executive Vice President and Chief Financial Officer, Vice President and Treasurer, Assistant Treasurer and Financial Analyst.

Before joining VHA, Nonomaque served as a banking officer for First City Bank in Dallas from 1985 to 1986. From 1983 to 1985, he was a management consultant with Arthur Andersen & Co.

Mr. Nonomaque received a Bachelor of Arts degree in biology from Baylor University and also holds a Master’s degree in Business Administration from Baylor’s Hankamer School of Business.

David E. Bowe, Ascendant Solutions’ President and CEO commented, “We are excited to add an executive of Curt’s caliber to our Board of Directors. We look forward to his perspective and making a significant contribution to our Company”.

About Ascendant Solutions, Inc.

Ascendant Solutions, Inc. is a publicly traded diversified financial services company (ASDS.OB) based in Dallas, Texas, with investments in healthcare, real estate, and manufacturing industries. The company seeks to invest in, or acquire, manufacturing, distribution or service companies, and conducts various real estate activities, performing real estate advisory services for corporate clients, and, through an affiliate, purchase real estate assets as a principal. Ascendant Solutions, Inc. was named as number 148 in the 2006 Dallas Morning News’“D-FW Top 200”, a listing of the top 200 public companies in the metroplex, up from number 152 in the 2005 listing. Further information can be found at www.ascendantsolutions.com.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 205 • Dallas, Texas 75248 • Telephone: (972) 250-0945

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995

This news release includes certain forward-looking statements. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. All forward-looking statements included in this news release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements.

These risks and uncertainties include, but are not limited to, (a) the following general risks: our limited funds and risks of not obtaining additional funds, certain of our subsidiaries are highly leveraged, potential difficulties in integrating and managing our subsidiaries, our dependence upon management, our dependence upon a small staff, certain subsidiaries accounting for a significant percentage of revenue, unforeseen acquisition costs, the potential for future leveraged acquisitions, restrictions on the use of net operating loss carryforwards, and the difficulty in predicting operations; (b) the following risks to Dougherty’s Holdings, Inc.: extensive regulation of the pharmacy business, the competitive nature of the retail pharmacy industry, third party payor attempts to reduce reimbursement rates, difficulty in collecting accounts receivable, dependence upon a single pharmaceutical products supplier, price increases as a result of our potential failure to maintain sufficient pharmaceutical sales, shortages in qualified employees, and liability risks inherent in the pharmaceutical industry; (c) the following risks to CRESA Partners of Orange County, L.P.: the size of our competitors, our concentration on the southern California real estate market, the variance of financial results among quarters, the inability to retain senior management and/or attract and retain qualified employees, the regulatory and compliance requirements of the real estate brokerage industry and the risks of failing to comply with such requirements, and the potential liabilities that arise from our real estate brokerage activities; (d) the following risks to our investments in real estate: our dependence on tenants for lease revenues, the risks inherent in real estate development activities, the general economic conditions of areas in which we focus our real estate development activities, the risks of natural disasters, the illiquidity of real estate investments; and (e) the following other risks: a majority of our common stock is beneficially owned by our principal stockholders, officers and directors, relationships and transactions with related parties, our stock is not traded on NASDAQ or a national securities exchange, effect of penny stock regulations, and litigation. Please refer to the Company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. In addition to the aforementioned risk factors, our future operating results are difficult to predict. Factors that are likely to cause varying results include (a) our ability to profitably operate Dougherty’s Holdings, Inc. and CRESA Partners of Orange County, L.P. and to pay the principal and interest on the significant debt incurred to make these acquisitions; (b) our ability to profit from our investments in other entities, including, but not limited to, Ampco Partners, Ltd., Fairways Frisco, L.P., Fairways 03 New Jersey, L.P. and CRESA Capital Markets Group, L.P.; (c) our ability to successfully operate Park InfusionCare; (d) the results of our investments in real estate; (e) fluctuations in general interest rates; (f) the availability and cost of capital to us; (g) the existence and amount of unforeseen acquisition costs; and (h) our ability to locate and successfully acquire or develop one or more business enterprises.

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